Exhibit 10.3


                            51st State Systems, Inc.
                                STATEMENT OF WORK
--------------------------------------------------------------------------------

STATEMENT  OF  WORK  FOR
FIXED-PRICE  PROJECT  SERVICES

Thank  you  very  much,  we  appreciate  and  value  your  business.

By signing below, each of us agrees to the terms on this page and the following pages.

This Transaction Document, and any other applicable Amendments and Transaction Documents make up the entire agreement between both of us regarding the Services we provide to you in support of your project referred to as WEB SITE DEVELOPMENT These replace all previous agreements or other communications between us regarding these Services.

Agreed  to:                            Agreed  to:

BHC,  Inc.                             51st  State  Systems,  Inc.
14001  63rd  Way  North                938  Howe  Street,  Suite  402
Clearwater  FL  33760                  Vancouver,  BC  V6Z1N9
USA                                    Canada

/s/ Scott G. Roix                       /s/ Todd Cusolle
----------------------------------     ----------------------------------
Scott G. Roix,  President              Todd  Cusolle,  VP  Technology


December 6, 2002                       December 6, 2002
----------------------------------     ----------------------------------
Date                                   Date





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Under  this  Statement of Work, 51st State will provide Project Services (called
"Services") to you on a FIXED-PRICE basis. The Services we provide are described in the section of this Statement of Work entitled "51st State Deliverables".

1.1     PROJECT  DESCRIPTION

BHC, Inc. is a development stage company whose principal business objective is to provide branded online marketing and distribution of travel products and services for leisure and small business travelers through the operation of the proposed web site - www.BookFloridaHotels.com. The web site will focus on travel offerings southeast Florida.

51st State will assist BHC in developing a web site that will enable consumers and travel suppliers to research, buy and sell travel-related products and services online and to browse the website in a reliable and scalable environment.

Travel  services  expected  to  be  marketed  by  BookFloridaHotels.com include:

     A.  "All-inclusive"  vacation  packages.
     B.  Discounted  hotel  rooms.
     C.  Discounted  car  rentals.
     D.  Discounted  or  charter  air  fares.
     E.  Discounted  cruises.

The  Services  51st  State  provides  will  be  in support of the above project.

1.2     OUR  RESPONSIBILITIES

51ST  STATE  DELIVERABLES
-------------------------

We will deliver a web site that supports the strategy, sitemap, and content description that is detailed in our web site proposal.

The web site will consist of not less than 10 separate and originally designed and copy written web pages.

ASSUMPTIONS

     1. This Statement of Work with its estimated schedule and charges is based on the following key assumptions. Deviations from these assumptions may result in changes to the tasks, schedule and charges.

     2. 51st State Project Manager will ensure participation of all 51st State and VICI and other personnel and subcontractors for all required deliverables.

     3. Work under this SOW will be performed primarily at 51st State Systems offices in Vancouver, BC Canada.



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     4.   The  web  site  will  provide service initially only in English. Other languages  will  add  additional  charges.

     5. The existing Web site will be hosted by 51st Systems or any of its affiliates, at 51st State's sole discretion.

     6. The web site will be for lead generation only and will not host transactions. The Web site will connect to other sites, through affiliate programs, to offer transactional capability.

     7. This fixed price is based on 5 main categories (listed in SECTION 1.1 PRODUCT DESCRIPTION) with associated subcategories and information pages, approximately 5 required shopping affiliate pages, a search page and 10 static information pages.

     8. There will be warranty supplied with regards to the capacity or performance testing as part of this SOW.

     9. End-to-end site performance will be the responsibility of BHC, 51st does not warrant the performance of affiliate partners BHC wishes to join.

     10.  There  is  no  ongoing  visitor  information  retained between visits.

     11.  If  prices  are  listed,  the  web  site  will  have  only  US prices.

     12. Any data collected will have basic format check but will not be validated for correctness (i.e. zip codes, mailing addresses.)

     13. Testing Strategy will cover unit, function, system/integration and user acceptance testing.

     14. Test cases will be created for the unit testing and function testing phases only.

     15. Test Plans for system/integration and user acceptance testing will be prepared by BHC with the 51st State Project Manager assisting only.


INCLUDED  WITH  THE  SITE  IS  THE  FOLLOWING:

     A.   Strategy  development.

     B.   Domain  registration  or  redirection  as  necessary.

     C.   Project  management.

     D.   Development  of  site  structure  and  navigation.




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     E.   Copywriting  and  integration  of  other  electronic  content.

     F.   Overall  site  design  and  creation  of  graphic  elements.

     G.   Basic  online  site  traffic  statistics.

     H.   Intensive  testing  against  multiple  browsers/platforms.

     I.   Registration  within  all  leading  search  engines.

1.3     YOUR  RESPONSIBILITIES

You  agree  to:

     1. Provide any decisions, approvals, and information within two (2) working days of receiving a request, unless stated otherwise.

     2.   Assign  a  'single  point  of  contact'  from  BHC  who  will

          a.   Have  your  overall  responsibility  for  the  Project;

          b.   Be  your  focal  point  for  communication  between  both  of us;

          c. Have authority to give and receive all notices in connection with this Statement of Work and provide decisions, approvals and information requested, and

          d. Ensure the availability, cooperation and performance of your personnel with whom we may work during the term of this Statement of Work.

YOUR  WARRANTY

For all products and information, which you make available to us for the performance of Services, you warrant that you may disclose them to us and allow us to use them without breach of any confidential or contractual relationship.

1.4     ESTIMATED  SCHEDULE

We plan to perform the Services during our normal business hours starting on November 15, 2002 and ending on August 15, 2003 (called the "End Date") unless both of us agree to in writing to another schedule.

1.5     COMPLETION

The  Project  Services will be considered complete when the End Date is reached.





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1.6     CHARGES

Charges  will  be  calculated  as  described  below.

Project  Management                            $1,850  x  1.5  =   $  2,775
Art  Direction  and  Graphic  Design           $3,400  x  1.5  =   $  5,100
Copywriting                                    $2,500  x  1.5  =   $  3,750
Page  Design  and  Coding  (HTML)              $2,260  x  1.5  =   $  3,390
Database  &  Programming                       $11,980 x  1.5  =   $14,985
--------------------------------------------------------------------------------
Site  Development Total                        $30,000 US plus applicable taxes


In addition to our net charges, you agree to reimburse us for all out-of-pocket expenses such as travel, lodging and meals associated with travel, courier charges, long distance telephone charges and other similar expenses. We will obtain your approval before we incur expenses that will result in total reimbursements exceeding fifteen percent (15%) of our net charges.

You will be invoiced $10,000 US at project inception. Payment of the initial invoice is due on receipt

We agree to accept 30,000 shares of BHCI as payment for the balance of the contract and one year of web hosting services from 51st State or its affiliate

All charges are in US dollars. Applicable taxes, duties or government levies are extra.

1.7     PRODUCTS  AND  MATERIALS

Under this Statement of Work we are not responsible for (1) your products (2) any third party's products, including products you license from subcontractors.

Under this Statement of Work we do not make any representations, warranties or conditions with respect to Products.

MATERIALS
Materials are deliverable items created by us under this Statement of Work, but exclude the performance of API's to affiliate partners which have not yet been defined.

We will install one copy of the web site on your hosting environment and deliver one copy of the web site on CD as a back-up to your contact address. We grant or will have granted to you an non-exclusive, world-wide, paid-up license to use, execute, reproduce, display, perform, distribute (within your Enterprise only) copies of the Materials. We or third parties reserve all right, title and interest (including ownership of copyright) in the Materials.

1.8     NO-HIRE  TERM

Both of us agree that without the other's written consent, neither of us will directly solicit the services of any other's personnel or the other's




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subcontractor  personnel who perform the services or have responsibilities under this  Statement  of  Work:

     -    As  an  employee,
     -    As  an  independent  contractor,  or
     -    Indirectly  through  a  third  party,

Until  one  year  has  elapsed  after  this  Statement  of  Work  ends.

This does not prohibit either of us from giving consideration to any application for employment submitted on an unsolicited basis or in response to a general advertisement of employment opportunities.





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1.9     ADMINISTRATIVE  INFORMATION

Project  Name:              Web  Site  Development

Estimated  Start  Date:     August  15,  2003

Estimated  End  Date:       January  31,  2002

Notices  will  be  provided  in  writing  and  delivered  to  you  at:

     BHC,  Inc.
     14001  63rd  Way  North
     Clearwater  FL  33760
     USA
     Attention:  Scott  Roix

and  to  51st  State  at:

     51st  State  Systems,  Inc.
     938  Howe  Street,  402
     Vancouver,  BC  V6Z1N9
     Canada
     Attention:  Matthew  Sebal



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